EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 24, 2009 (except for Note 2, as to which the date is February 3, 2010), with respect to the consolidated financial statements and financial statement schedules, and our report dated November 24, 2009 with respect to internal control over financial reporting included in the Current Report of Griffon Corporation and subsidiaries on Form 8-K dated February 3, 2010.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of Griffon Corporation on Form S-3 (File No. 333-158273, effective May 18, 2009), Form S-4 (File No. 333-158274, effective May 18, 2009) and Forms S-8 (File No. 33-39090, effective February 22, 1991, File No. 33-62966, effective May 19, 1993, File No. 33-52319, effective February 18, 1994, File No. 333-21503, effective February 10, 1997, File No. 333-62319, effective August 26, 1998, File No. 333-84409, effective August 3, 1999, File No. 333-67760, effective August 17, 2001, File No. 333-88422, effective May 16, 2002, File No. 333-102742, effective January 27, 2003, File No. 333-131737, effective February 10, 2006, File No. 333-133833, effective May 5, 2006, File No. 333-149811, effective March 19, 2008, and File No. 333-157190, effective February 9, 2009).

GRANT THORNTON LLP

New York, New York

February 3, 2010

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